UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

(Revolution I Merger Sub, LLC, as successor by merger to Resource Real Estate Opportunity REIT, Inc.)

(Exact name of registrant specified in its charter)

Maryland	000-54369	27-0331816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

c/o Resource REIT, Inc.

1845 Walnut Street, 17th Floor

Philadelphia, Pennsylvania 19103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 231-7050

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Completion of Merger

As disclosed in the Current Report on Form 8-K of Resource Real Estate Opportunity REIT, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) on September 11, 2020, the Company, Resource REIT, Inc. (f/k/a Resource Real Estate Opportunity REIT II, Inc.) (“Resource REIT”), RRE Opportunity OP II, LP (“OPII”), Resource Real Estate Opportunity OP, LP (“OP I”), and Revolution I Merger Sub, LLC, a direct wholly owned subsidiary of Resource REIT (“Merger Sub”), entered into an Agreement and Plan of Merger on September 8, 2020 (the “Merger Agreement”).

As described under Item 5.07 below, on January 26, 2021, the Company’s stockholders approved the Merger (as defined herein) contemplated by the Merger Agreement at the Special Meeting (as defined below).

On January 28, 2021, the Company merged with and into Merger Sub, with Merger Sub surviving as a direct wholly owned subsidiary of Resource REIT (the “Company Merger”) and (ii) OP I merged with and into OP II, with OP II surviving (the “Partnership Merger” and, together with the Company Merger, the “Merger”). At such time, in accordance with the applicable provisions of the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, the separate existence of the Company and OP I ceased.

At the effective time of the Company Merger, (i) each issued and outstanding share of the Company’s common stock (or a fraction thereof), $0.01 par value per share (“REIT I Common Stock”), converted into 1.22423 shares of Resource REIT’s common stock, $0.01 par value per share (“Resource REIT Common Stock”) and (ii) each issued and outstanding share of the Company’s convertible stock, $0.01 par value per share (“REIT I Convertible Stock”), converted into the right to receive $0.02 in cash, without interest.

At the effective time of the Partnership Merger, (i) each common unit of partnership interests in OP I outstanding immediately prior to the effective time of the Partnership Merger converted into the right to receive 1.22423 common units of partnership interest in OP II and (ii) each Series A Cumulative Participating Redeemable Preferred Unit in OP I issued and outstanding immediately prior to the effective time of the Partnership Merger converted into the right to receive one Series A Cumulative Participating Redeemable Preferred Unit in OP II.

The combined company after the Merger will be known as “Resource REIT, Inc.” The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of and at the effective time of the Merger, (i) holders of REIT I Common Stock immediately prior to such time ceased having any rights as stockholders of the Company (other than their right to receive 1.22423 shares of Resource REIT Common Stock per share under the Merger Agreement) and (ii) holders of REIT I Convertible Stock immediately prior to such time ceased having any rights as stockholders of the Company (other than their right to receive $0.02 in cash, without interest, under the Merger Agreement).

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of and at the effective time of the Merger, a change in control of the Company occurred and the Company merged with and into Merger Sub and the separate corporate existence of the Company ceased.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Merger and pursuant to the Merger Agreement, as described in Item 2.01 of this Current Report on Form 8-K, the Company ceased to exist and Merger Sub continued as the surviving corporation. All members of the board of directors of the Company ceased to be directors at the effective time of the Merger by operation of the Merger. The departure of the directors was in connection with the Merger and was not due to any disagreement or dispute with the Company on any matter.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2021, at the Special Meeting (as defined below), the Company’s stockholders approved Articles of Amendment to the charter of the Company (the “Articles of Amendment”) to remove certain provisions related to “Roll-Up Transactions” (and the associated definitions) from the Company’s charter. For a further description of the Articles of Amendment, please refer to the definitive proxy statement/prospectus filed by the Company with the SEC on November 4, 2020.

On January 27, 2021, the Company filed the Articles of Amendment with the State Department of Assessments and Taxation of Maryland, and the Articles of Amendment became effective upon filing. A copy of the Articles of Amendment is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 26, 2021, the Company held a special meeting of its stockholders (the “Special Meeting”), at which its common stockholders were asked to consider and vote on (i) a proposal to approve the Merger (the “Merger Proposal”), (ii) a proposal to approve the amendment of the charter of the Company to remove the provisions related to “Roll-Up Transactions” in connection with the Merger (the “Charter Amendment Proposal”), and (iii) a proposal to adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal and/or the Charter Amendment Proposal if there are not sufficient votes to approve the Merger Proposal and/or the Charter Amendment Proposal, if necessary and as determined by the chair of the Special Meeting (the “Adjournment Proposal”). In addition, at the Special Meeting holders of the convertible stock of the Company were asked to consider and vote on the Merger Proposal.

The Company previously filed with the SEC a definitive proxy statement/prospectus and related materials pertaining to the Special Meeting, which describe in detail each of the proposals submitted to the Company’s stockholders to be voted on at the Special Meeting.

At the Special Meeting, there were present, in person or by proxy, (i) stockholders holding an aggregate of approximately 41,225,219 shares of the Company’s common stock, representing approximately 58.42% of the total number of 70,565,408 shares of the Company’s common stock issued and outstanding as of October 27, 2020, the record date for the Special Meeting, and entitled to vote at the Special Meeting and (ii) stockholders holding an aggregate of approximately 49,389 shares of the Company’s convertible stock, representing approximately 98.9% of the total number of 49,935 shares of the Company’s convertible stock issued and outstanding as of October 27, 2020, the record date for the Special Meeting, and entitled to vote at the Special Meeting.

The final results of the following matters voted on at the Special Meeting are set forth below.

	For	Against	Abstain
Common Stock
Merger Proposal	37,137,955	2,051,485	2,035,779
Charter Amendment Proposal	36,762,666	2,198,711	2,263,842
Adjournment Proposal	36,684,159	2,383,710	2,157,350
Convertible Stock
Merger Proposal	49,327	43	19
Charter Amendment Proposal	N/A	N/A	N/A
Adjournment Proposal	N/A	N/A	N/A

Accordingly, the Company’s stockholders approved the Merger Proposal, the Charter Amendment Proposal and the Adjournment Proposal.

Item 7.01	Regulation FD Disclosure.

On January 29, 2021, Resource REIT issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 8, 2020, by and among the Company, RRE Opportunity OP II, LP, Revolution I Merger Sub, LLC, Resource Real Estate Opportunity OP, LP and Resource Real Estate Opportunity REIT II, Inc., incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed September 11, 2020

3.1	Articles of Amendment*

99.1	Press Release*

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Merger Sub, as successor in interest by merger to the Company, has caused this report to be signed on its behalf by the undersigned duly authorized person.

REVOLUTION I MERGER SUB, LLC (as successor by merger to Resource Real Estate Opportunity REIT, Inc.)

		By:	RESOURCE REIT, INC. (f/k/a Resource Real Estate Opportunity REIT II, Inc.), a Maryland corporation, its sole member

Dated:	January 29, 2021	By:	/s/ Alan F. Feldman
			Name:	Alan F. Feldman
			Title:	Chief Executive Officer and President